Exhibit 99.1

Goldman Sachs BDC, Inc. Reports Third Quarter 2015 Financial Results and Announces Fourth Quarter Dividend of $0.45 Per Share

Company Release – November 5, 2015

NEW YORK — (BUSINESS WIRE) — Goldman Sachs BDC, Inc. (“GS BDC” or the “Company”) (NYSE: GSBD) announced its financial results for the third quarter ended September 30, 2015 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

QUARTERLY HIGHLIGHTS

¡	Net investment income per share for the quarter ended September 30, 2015 was $0.57 per share, as compared to $0.44 for the quarter ended June 30, 2015;

¡	The Company announced a fourth quarter dividend of $0.45 per share payable to shareholders of record as of December 31, 2015, bringing total dividends for 2015 to $1.80, or an annualized dividend yield of 9.3% at book value;(1)

¡	Gross and net originations were $203.5 and $145.6 million, respectively, resulting in 14.1% quarter-over-quarter investment portfolio growth;(2)

¡	Goldman Sachs & Co. purchased 165,106 shares of GSBD common stock in the open market, in accordance with its previously announced 10b5-1 plan;(3)

¡	The Company announced that it favorably amended its senior secured revolving credit facility subsequent to quarter-end, resulting in a reduction of the stated interest rate and an extension of the maturity date.

SELECTED FINANCIAL HIGHLIGHTS

	Three months ended
(in $ millions, except per share data)	September 30, 2015	June 30, 2015	September 30, 2014

Investment portfolio, at fair value(2)	$1,146.8	$1,004.9	$824.4
Debt	447.0	301.0	237.0
Net assets	703.5	706.3	587.0

Total investment income	$32.9	$27.3	$19.1
Net investment income after taxes	20.6	15.8	12.4
Net increase in net assets resulting from operations	13.5	17.9	11.3

Per Share Data:
Net asset value per share	$19.38	$19.46	$19.95
Net investment income (loss) per share (basic and diluted)	0.57	0.44	0.42
Earnings per share (basic and diluted)	0.37	0.50	0.38
Regular distribution per share	0.45	0.45	0.42

INVESTMENT ACTIVITY(2)

During the three months ended September 30, 2015, the Company made new investment commitments and fundings of $203.5 million and $205.0 million, respectively, which includes fundings of $27.7 million of previously unfunded commitments. The new investment commitments were comprised of 70.7% first lien debt (including 14.6% first lien, last-out unitranche), 21.7% second lien debt, 4.9% common stock and 2.7% in the Senior Credit Fund (“SCF”). New investment commitments were in seven portfolio companies, including four new portfolio companies and three existing portfolio companies.

During the three months ended September 30, 2015, the Company had sales and repayments of $57.9 million, primarily across investments in three portfolio companies. The sales and repayments activity was predominantly in second lien debt obligations.

During the three months ended September 30, 2015, the SCF made new investment fundings of $5.1 million and had sales and repayments of $1.2 million, resulting in net funded investment activity of $3.9 million. The new investment fundings were all first lien loans to existing portfolio companies.

Summary of Investment Activity for the three months ended September 30, 2015:

	New Investment Commitments		Sales and Repayments

Investment Type	$ Millions	% of Total	$ Millions	% of Total
1st Lien/Senior Secured Debt	$114.2	56.1%	$17.4	30.0%
1st Lien/Last-Out Unitranche	29.7	14.6%	0.5	0.8%
2nd Lien/Senior Secured Debt	44.1	21.7%	40.0	69.2%
Preferred Stock	-	-%	-	-%
Common Stock	10.0	4.9%	-	-%
Investment Funds & Vehicles (SCF)	5.5	2.7%	-	-%
Total	$203.5	100.0%	$57.9	100.0%

PORTFOLIO SUMMARY(2)

The Company’s investment portfolio had an aggregate fair value of $1,146.8 million, comprised of investments in 40 portfolio companies operating across 27 different industries. The investment portfolio on a fair value basis was comprised of 93.2% secured debt investments (63.3% in first lien debt (including 26.6% in first lien/last-out unitranche loans) and 29.9% in second lien debt), 2.1% in preferred stock, 0.9% in common stock and 3.8% in the SCF.

Summary of Investment Portfolio as of September 30, 2015:

	Investments at Fair Value

Investment Type	$ Millions	% of Total
1st Lien/Senior Secured Debt	$420.8	36.7%
1st Lien/Last-Out Unitranche	304.9	26.6%
2nd Lien/Senior Secured Debt	342.8	29.9%
Preferred Stock	24.9	2.1%
Common Stock	10.0	0.9%
Investment Funds & Vehicles (SCF)	43.4	3.8%
Total	$1,146.8	100.0%

As of September 30, 2015, the weighted average yield of the total investment portfolio at amortized cost and fair value was 10.7% and 11.1%, respectively.

On a fair value basis, 87.6% of debt investments were in floating rate instruments and 12.4% were in fixed rate investments.

As of September 30, 2015, the weighted average net debt/EBITDA and interest coverage of the companies in the investment portfolio were 4.4x and 2.9x, respectively. The median EBITDA of the portfolio companies was $27.7 million. There continue to be no investments on non-accrual.

As of September 30, 2015, the SCF’s investment portfolio had an aggregate fair value of $258.5 million, comprised of investments in 20 portfolio companies operating across 16 different industries. The SCF’s investment portfolio on a fair value basis was comprised of 100% secured debt investments (97.7% in first lien debt and 2.3% in second lien debt). All of the investments in the SCF were invested in debt bearing a floating interest rate with an interest rate floor.

The weighted average net debt/EBITDA and interest coverage of the companies in the SCF investment portfolio were 3.3x and 3.8x, respectively. The median EBITDA of the SCF’s portfolio companies was $71.3 million. There continue to be no investments on non-accrual.

RESULTS OF OPERATIONS

Total investment income for the three months ended September 30, 2015 and June 30, 2015 was $32.9 million and $27.3 million, respectively. The increase in investment income was driven by higher average income producing assets, coupled with higher prepayment related income. The $32.9 million of total investment income was comprised of $30.6 million from interest income, original issue discount accretion and dividend income(4) and $2.3 million from prepayment income, accelerated accretion/amortization and other income.

Total expenses for the three months ended September 30, 2015 and June 30, 2015 were $12.1 million and $11.4 million, respectively. The $0.7 million increase in expenses was driven by higher interest expense on higher average debt. This was partially offset by a reduction in total investment advisor fee expense, as net unrealized losses resulted in lower incentive fee expense.(5)

Net investment income after taxes for the three months ended September 30, 2015 was $20.6 million, or $0.57 per share, compared with $15.8 million, or $0.44 per share for the three months ended June 30, 2015.

During the three months ended September 30, 2015, the Company had net realized and unrealized depreciation on investments of $(7.1) million, which was driven by $(7.0) million of unrealized depreciation.

Net increase in net assets resulting from operations for the three months ended September 30, 2015 was $13.5 million, or $0.37 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2015, the Company had $447.0 million of borrowings and $113.0 million of availability under its revolving credit facility. The weighted average interest rate on debt outstanding was 2.47% for the three months ended September 30, 2015. As of September 30, 2015, the Company had cash of $11.7 million and had an investment in an affiliated money market fund of $3.5 million.

The Company’s average and ending debt to equity leverage ratio was 0.58x and 0.64x, respectively, for the three months ended September 30, 2015, as compared with 0.35x and 0.43x, respectively, for the three months ended June 30, 2015.(6)

In November 2015, the Company favorably amended its senior secured revolving credit agreement (as amended and supplemented, the “Revolving Credit Facility”), resulting in a reduction of the stated interest rate and an extension of the maturity date. Aggregate commitments under the Revolving Credit Facility increased from $560 million to $570 million. The Revolving Credit Facility includes an accordion feature that permits the Company, under certain circumstances, to increase its total borrowing capacity to a maximum of $1.0 billion. The stated interest rate on the Revolving Credit Facility was changed from LIBOR plus 2.25% to either LIBOR plus 1.75% or LIBOR plus 2.00%, subject to borrowing base conditions. The final maturity date has been extended from October 3, 2019 to November 4, 2020.

CONFERENCE CALL

The Company will host an earnings conference call on Friday, November 6, 2015 at 10:00 am Eastern Time. All interested parties are invited to participate in the conference call by dialing (866) 884-8289; international callers should dial +1 (631) 485-4531; conference ID 56396832. All participants are asked to dial in approximately 10-15 minutes prior to the call, and reference “Goldman Sachs BDC, Inc.” when prompted. For a slide presentation that the Company may refer to on the earnings conference call, please visit the Investor Resources section of the Company’s website at www.goldmansachsbdc.com. The conference call will be webcast simultaneously on the Company’s website. An archived replay of the call will be available from approximately 1:00 pm Eastern Time on November 6 through December 5. To hear the replay, participants should dial (855) 859-2056; international callers should dial +1 (404) 537-3406; conference ID 56396832. An archived replay will also be available on the Company’s webcast link located on the Investor Resources section of the Company’s website. Please direct any questions regarding obtaining access to the conference call to Goldman Sachs BDC, Inc. Investor Relations, via e-mail, at gsbdc-investor-relations@gs.com.

ENDNOTES

(1) The $0.45 per share dividend is payable on or about January 28, 2016 to holders of record as of December 31, 2015.

(2) The discussion of the investment portfolio excludes our investment in a money market fund managed by an affiliate of The Goldman Sachs Group, Inc.

(3) Includes purchases from July 1, 2015 through October 31, 2015.

(4) Interest income excludes accelerated accretion/amortization of $0.9 million.

(5) Investment advisor fee expense includes management and incentive fee expenses.

(6) The average debt to equity leverage ratio has been calculated using the average daily borrowings during the quarter divided by average net assets, adjusted for equity contributions. The ending and average debt to equity leverage ratio excludes unfunded commitments.

FINANCIAL STATEMENTS

Goldman Sachs BDC, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share amounts)

	September 30, 2015 (unaudited)	December 31, 2014
Assets

Investments, at fair value
Non-controlled/non-affiliated investments (cost of $1,114,313 and $893,464, respectively)	$1,099,301	$882,742
Non-controlled affiliated investments (cost of $9,237 and $9,237, respectively)	4,171	6,578
Controlled affiliated investments (cost of $43,667 and $25,000, respectively)	43,373	24,627
Investments in affiliated money market fund (cost of $3,500 and $29,568, respectively)	3,500	29,568

Total investments, at fair value (cost of $1,170,717 and $957,269, respectively)	1,150,345	943,515
Cash	11,718	8,609
Interest and dividends receivable from non-controlled/non-affiliated investments	10,147	8,701
Dividend receivable from controlled affiliated investments	1,363	309
Other income receivable from controlled affiliated investments	446	—
Deferred financing costs	4,625	4,974
Deferred offering costs	—	1,384
Other assets	114	—

Total assets	$1,178,758	$967,492

Liabilities

Debt	$447,000	$350,000
Interest and credit facility expense payable	445	527
Management fees payable	4,089	3,326
Incentive fees payable	3,515	—
Payable for investments purchased	—	19,700
Common stock repurchased	—	732
Distribution payable	16,338	15,506
Accrued offering costs	631	474
Directors’ fees payable	76	115
Accrued expenses and other liabilities	3,125	2,530

Total liabilities	$475,219	$392,910

Commitments and Contingencies

Net Assets

Preferred stock, par value $0.001 per share (1,000,000 shares authorized, no shares issued and outstanding)	$—	$—
Common stock, par value $0.001 per share (200,000,000 shares authorized, 36,293,445 and 29,381,127 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively)	36	29
Paid-in capital in excess of par	719,974	587,882
Accumulated net realized gain (loss)	(2,558)	(2,212)
Accumulated undistributed net investment income	7,880	4,058
Net unrealized appreciation (depreciation) on investments	(20,372)	(13,754)
Allocated income tax expense	(1,421)	(1,421)

TOTAL NET ASSETS	$703,539	$574,582

TOTAL LIABILITIES AND NET ASSETS	$1,178,758	$967,492

Net asset value per share	$19.38	$19.56

Goldman Sachs BDC, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2015	2014	2015	2014
Investment Income:
From non-controlled/non-affiliated investments:
Interest income	$30,278	$18,418	$80,479	$46,535
Dividend income	620	608	1,852	2,269
Other income	635	49	1,164	113

Total investment income from non-controlled/non-affiliated investments	31,533	19,075	83,495	48,917
From non-controlled affiliated investments:
Dividend income	—	1	1	3

Total investment income from non-controlled affiliated investments	—	1	1	3
From controlled affiliated investments:
Dividend income	1,363	—	2,642	—

	For the three months ended September 30,		For the nine months ended September 30,
	2015	2014	2015	2014
Other income	—	—	446	—
Total investment income from controlled affiliated investments	1,363	—	3,088	—

Total investment income	$32,896	$19,076	$86,584	$48,920

Expenses:
Interest and credit facility expense	$3,053	$1,355	$7,656	$2,559
Management fees	4,089	2,738	11,199	6,744
Incentive fees	3,515	1,495	11,426	1,495
Professional fees	936	626	2,062	1,498
Administration and custodian fees	211	192	640	610
Directors’ fees	172	92	440	296
Other expenses	144	162	740	375

Total expenses	$12,120	$6,660	$34,163	$13,577

NET INVESTMENT INCOME (LOSS) BEFORE TAXES	$20,776	$12,416	$52,421	$35,343

Excise tax expense	$174	$—	$264	$—

NET INVESTMENT INCOME (LOSS) AFTER TAXES	$20,602	$12,416	$52,157	$35,343

Net realized and unrealized gains (losses) on investment transactions:
Net realized gain (loss) from:
Non-controlled/non-affiliated investments	$(98)	$739	$(98)	$(1,453)
Net change in unrealized appreciation (depreciation) from:
Non-controlled/non-affiliated investments	(5,480)	(1,024)	(4,290)	199
Non-controlled affiliated investments	(806)	(876)	(2,407)	(943)
Controlled affiliated investments	(735)	—	79	—

Net realized and unrealized gains (losses)	$(7,119)	$(1,161)	$(6,716)	$(2,197)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$13,483	$11,255	$45,441	$33,146

Net investment income (loss) per share (basic and diluted)	$0.57	$0.42	$1.52	$1.18
Earnings per share (basic and diluted)	$0.37	$0.38	$1.33	$1.11
Weighted average shares outstanding	36,292,619	29,461,726	34,270,102	29,844,602
Distribution declared per share	$0.45	$0.42	$1.35	$1.16

ABOUT GOLDMAN SACHS BDC, INC.

Goldman Sachs BDC, Inc. is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940. GS BDC was formed by The Goldman Sachs Group, Inc. (“Goldman Sachs”) to invest primarily in middle-market companies in the United States, and is externally managed by Goldman Sachs Asset Management, L.P., an SEC-registered investment adviser and a wholly-owned subsidiary of Goldman Sachs. GS BDC seeks to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien, first lien/last-out unitranche and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments. For more information, visit www.goldmansachsbdc.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Goldman Sachs BDC, Inc.

Investor Contact: Katherine Schneider, 203-983-2529

Media Contact: Andrew Williams, 212-902-5400

Source: Goldman Sachs BDC, Inc.